EXHIBIT 10.1


CONFIDENTIAL TREATMENT REQUEST
[ * ] INDICATES INFORMATION THAT HAS BEEN OMITTED PURSUANT TO A
CONFIDENTIAL TREATMENT REQUEST AND THIS INFORMATION
HAS BEEN FILED UNDER SEPARATE COVER WITH THE COMMISSION

                          LICENSE AND SUPPLY AGREEMENT

         THIS LICENSE AND SUPPLY AGREEMENT (the "AGREEMENT") is entered into as of this 11th day of April, 2007, (the "EFFECTIVE DATE") by FLUID AIR INC. DOING BUSINESS AS PHARMPRO. a corporation pursuant to the laws of the State of Illinois, with its principal office at 2550 White Oak Circle, Aurora, Illinois, 60502 (hereinafter referred to as "FAI") and SYNOVICS LABORATORIES INC., a corporation pursuant to the laws of the State of Nevada, with its principal office at Suite 450, 2575 E. Camelback Rd, Phoenix, Arizona, 85016 (hereinafter referred to as "SYNOVICS"). FAI and SYNOVICS are referred to herein individually as a "PARTY" and collectively as the "PARTIES."

         WHEREAS, FAI is in the business of manufacturing and developing generic product and owns intellectual property rights related to the manufacture of this Product (as defined below);

         WHEREAS, SYNOVICS has expertise in the marketing of generic and over-the-counter pharmaceutical products; and

         WHEREAS, SYNOVICS desires to contract with FAI to develop and manufacture a generic version of Omeprazole with a novel manufacturing method developed by FAI for marketing worldwide by SYNOVICS and FAI is willing to grant such rights subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions set forth below, the Parties, intending to be legally bound, hereby agree as follows:

1.       DEFINITIONS.

         1.1 "ACCEPTABLE COMPOUND" has the meaning set forth in SECTION 7.5(a) hereof.

         1.2 "AFFILIATE" means: (a) any entity that owns, directly or indirectly, a controlling interest in a Party, by stock ownership or otherwise;
(b) any entity in which a Party owns a controlling interest, by stock ownership or otherwise; or (c) any entity, under direct or indirect common control of a Party. For purposes of this paragraph, "controlling interest" and "control" mean ownership of fifty percent (50%) or more of the voting stock permitted to vote for the election of the Board of Directors or any other arrangement resulting in control or the right to control the management and the affairs of the Party.

         1.3 "ANDA" means an abbreviated new drug application or any equivalent of the foregoing, filed with the FDA and necessary for beginning the bioequivalence review trials for the use of Products in humans or any equivalent or similar application filed with the Regulatory Authorities of a country other than the United States prior to beginning bioequivalence review trials of the Products in humans in that country.

         1.4 "CALENDAR QUARTER" means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31, for so long as this Agreement is in effect.

         1.5 "CERTIFICATE OF ANALYSIS" means the certificate for each batch of a particular Product delivered hereunder, in the form contemplated by SECTION 7.4(c).

         1.6 "CHANGE OF CONTROL" means a corporate transaction involving the sale of all or substantially all the assets of FAI, or a merger or acquisition involving a Third Party, such that the stockholders of FAI immediately prior to the transaction hold less than fifty percent (50%) of FAI's or the other surviving entity's outstanding voting securities or capital stock immediately following the closing of the transaction.

         1.7 "CMC" means that portion of the ANDA application responsible for the chemistry, manufacturing and controls review required for Regulatory Approval.

         1.8 "COMMERCIALLY REASONABLE EFFORTS" means those efforts and resources that would reasonably be used by a company in the industry to develop and/or commercialize a Product having similar market potential (E.G., market size) and at a similar stage in its product life (E.G., stage of development or number of years post-launch), taking into account the competitiveness of the marketplace, the proprietary position of the compound or product, the regulatory structure involved, and the profitability of the applicable products, and other relevant factors affecting such profitability.

         1.9 "COMMERCIAL MANUFACTURING QUALITY AGREEMENT" means a checklist of activities and responsibilities attached as Exhibit "C" and made part of this LICENSE AND SUPPLY AGREEMENT.

         1.10     "COMPOUND" means a generic version of OTC Omeprazole.

         1.11 "COMPOUND IMPROVEMENT" means any analog or derivative of a Compound or any use of a Compound or any such analog or derivative, that is discovered or made by or on behalf of or otherwise comes into the Control (other than through the grant of a license by SYNOVICS under this Agreement) of FAI, its Affiliates or sublicensees during the Term.

         1.12 "CONTROL" means, with respect to any information or intellectual property right, possession by a Party of the ability (whether by ownership, license or otherwise) to grant access, a license or a sublicense to such information or intellectual property right without violating the terms of any agreement or other arrangement with any Third Party as of the time such Party would first be required hereunder to grant the other


                                       2
* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Party such access, license or sublicense.

         1.13 "COST OF GOODS SOLD" means the price that SYNOVICS will purchase from FAI, individual capsules in bulk form of the Product at a price based upon the following quantities produced in a batch sizes of:

         (a)      [*]

         (b)      [*]

         1.14     "DETAILED  FORECAST"  has the  meaning  set  forth in  SECTION
7.3(b).

         1.15 "FAI KNOW-HOW" means all know-how, processes, information and data that is: (a) controlled by FAI as of the Effective Date or during the Term; and (b) necessary or useful for the development or commercialization of Products in the Field.

         1.16 "FAI PATENT RIGHTS" mean (a) those United States patents and patent applications listed on EXHIBIT "A" attached hereto, and (b) all divisionals, continuations, continuations-in-part, reissues, extensions, supplementary protection certificates and foreign counterparts of such patents and patent applications that are existing as of the Effective Date or filed or issued during the Term, in each case (i) that are controlled by FAI; and (ii) for which SYNOVICS requires a license from FAI to use, sell, offer for sale or import the Compounds or Products in any country of the Territory.

         1.17 "FDA" means the United States Food and Drug Administration, and any successor thereto.

         1.18 "FD&C ACT" means the United States Federal Food, Drug and Cosmetics Act and applicable regulations promulgated thereunder, as amended from time to time.

         1.19 "FIELD" means the use of the Product as a Proton Pump Inhibitor for the prevention or treatment of gastrointestinal diseases.

         1.20 "FIRST COMMERCIAL SALE" means, with respect to any Product, the first sale of such Product to a Third Party in any country of the Territory after such Product has been granted Regulatory Approval by the competent Regulatory Authorities in such country.

         1.21 "GOOD CLINICAL PRACTICE" or "GCP" means the then-current standards for clinical trials for pharmaceuticals, as set forth in the FD&C Act and such standards of good clinical practice as are required by the European Union and other organizations and governmental agencies in countries in which the Product is intended to be sold, to the extent such standards are not in contravention with United States GCP.


                                       3
* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

         1.22 "GOOD LABORATORY PRACTICE" or "GLP" means the then-current standards for laboratory activities for pharmaceuticals, as set forth in the FD&C Act and such standards of good laboratory practice as are required by the European Union and other organizations and governmental agencies in countries in which the Product is intended to be sold, to the extent such standards are not in contravention with United States GLP.

         1.23 "GOOD MANUFACTURING PRACTICE" or "GMP" means the then-current standards for the manufacture of pharmaceuticals, as set forth in the FD&C Act and such standards of good manufacturing practice as are required by the European Union and other organizations and governmental agencies in countries in which the Licensed Product is intended to be sold, to the extent such standards are not in contravention with United States GMP.

         1.24 "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         1.25 "OMEPRAZOLE" means the compound having the chemical name 5-methoxy-2-((4-methoxy-3,5-dimethylpyridin-2yl)methylsulfinyl)-1H-benzimidazole.

         1.26     "OTC" means the over-the-counter version of the Product

         1.27 "NET PRODUCT SALES" means, with respect to the Product, the gross amounts invoiced for sales of the Product(s) by SYNOVICS, to its Customers, its Affiliates or Sublicensees, less the sum of:

                  (a) trade, quantity and cash discounts actually allowed or paid;

                  (b) credits or allowances given or made for rejection or return of previously sold products;

                  (c) to the extent included in the invoiced price, taxes, duties or other governmental charges levied on or measured by the billing amount, as adjusted for rebates and refunds;

                  (d) to the extent included in the invoiced price, charges for shipping, freight and insurance directly related to the distribution of the Product by SYNOVICS (excluding amounts reimbursed by Third Party customers); and

                  (e) discounts, refunds, rebates, charge backs, retroactive price adjustments and any other allowances granted to managed health care organizations or to federal, state and local governments, their agencies, purchasers and reimbursers;

PROVIDED, HOWEVER, that during any Calendar Quarter the sum of the items described in (a) and (d) above, for any Product shall not exceed [*] of the gross sales for such Product during such Calendar Quarter and any amounts in excess of such [*] limitation


                                       4
* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

shall not be deductible in any other Calendar Quarter.

Sales of a Product for use in conducting clinical trials of such Product in a country of the Territory in order to obtain Regulatory Approval of such Product in such country shall not be considered as "sales" for purposes of this SECTION 1.27.

         1.28     "PRODUCT(s)"   means  capsules  supplied  in  bulk  form  that
contains the Compound manufactured by FAI filled into SYNOVICS supplied bulk shipping containers in accordance with the Specifications.

         1.29 "REGULATORY APPROVAL" means all approvals, licenses, registrations or authorizations of any national or international or local regulatory agency, department, bureau or other governmental entity, necessary for the commercial sale of the Product.

         1.30 "REGULATORY AUTHORITY" means any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in the Territory involved in the granting of Regulatory Approval for any Product.

         1.31 "RESULTS" means all data, information and results obtained or developed by or on behalf of FAI or any of its Affiliates in connection with the evaluation of the Compound for use in any Product, the development of any Product, and/or obtaining Regulatory Approval for any Product, which data, information and results relate solely to the Compound and shall include, without limitation, results obtained or developed in connection with any control arm of any study performed by or on behalf of FAI or any of its Affiliates.

         1.32 "SPECIFICATIONS" means the specifications developed during the performance of this LICENSE AND SUPPLY AGREEMENT as approved by the Joint Development Committee for the manufacturing and testing of the Compound and the Product.

         1.33     "SUPPLY TERM" has the meaning set forth SECTION 11.

         1.34 "TERM" means the period commencing on the Effective Date and, unless this Agreement is terminated sooner as provided in SECTION 11, ending on the date when no payment obligations under this Agreement are or will become due.

         1.35     "TERRITORY" means all countries of the world.

         1.36 "THIRD PARTY(IES)" means any person(s) or entity(ies) other than SYNOVICS, FAI or their respective Affiliates.

         1.37     "USA" means the United States of America and its territories.

         1.38 "VALID CLAIM" means an unexpired claim of an issued and unexpired


                                       5
* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

patent forming part of the Patent Rights, which claim has not been declared invalid by an unappealed or unappealable order of a court or other tribunal of competent jurisdiction.

2.       GRANT OF RIGHTS.

         2.1 GRANT OF LICENSE. Subject to the terms and conditions of this Agreement, FAI hereby grants to SYNOVICS during the Term and SYNOVICS accepts an exclusive license under the FAI Patent Rights and to use the FAI Know-How and Regulatory Approvals, to use, sell, offer for sale and export the Product in the Territory; PROVIDED, HOWEVER, that, except as expressly provided in SECTION 7.7 or 11.3 below, such license shall not include any right on the part of SYNOVICS or its Affiliates or permitted sublicensees to make or have made the Compound.

         2.2 DILIGENCE. SYNOVICS or its sub-licensee, shall be responsible for the performance and coordination of stability and bioequivalence testing, drafting and submission of the ANDA application to obtain Regulatory Approval for the Product for sale in each country within the Territory. SYNOVICS shall be the owner and shall register such ANDA application in its own name. FAI shall assist SYNOVICS in the preparation of the ANDA application. FAI shall prepare and be financially responsible for its contribution to the CMC portion of the ANDA application.

         2.3 SUBLICENSING. SYNOVICS may sublicense the rights granted to it by FAI under this Agreement to any of SYNOVICS's Affiliates or to one or more Third Parties, PROVIDED, HOWEVER, that: (a) SYNOVICS shall remain responsible for the performance of all of its obligations under this Agreement, whether such obligations are performed by SYNOVICS, its Affiliates or any of its sublicensees; (b) SYNOVICS shall be responsible for all payment obligations resulting from the commercialization of any Product, whether such commercialization activities are performed by or on behalf of SYNOVICS, its Affiliates or any of its sublicensees; and (c) SYNOVICS shall provide FAI with a true, accurate and complete copy of each sublicense agreement within ten (10) business days after entering into such sublicense agreement.

         2.4 RETAINED RIGHTS; NO IMPLIED LICENSES. FAI retains all rights in and to the FAI Patent Rights and the FAI Know-How that are not otherwise expressly granted to or conferred upon SYNOVICS under this Agreement.

         2.5      GOVERNMENT APPROVALS.

                  (a) GOVERNMENT APPROVALS. Each of SYNOVICS and FAI shall use its good faith efforts to eliminate any concern on the part of any court or government authority regarding the legality of the proposed transaction, including, if required by federal or state antitrust authorities, promptly taking all steps to secure government antitrust clearance, including, without limitation, cooperating in good faith with any government investigation including the prompt production of documents and information


                                       6
* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

demanded by a second request for documents and of witnesses if requested. SYNOVICS shall be responsible for paying any fees required to be paid to any governmental agency in connection with making any such filings that may be made to secure government antitrust clearance or any filings that may be made pursuant to SECTION 2.5(b) below, and each Party shall bear its own expenses, including, without limitation, legal fees, incurred in connection with preparing such filings.

                  (b) COOPERATION. SYNOVICS and FAI will cooperate and use respectively all reasonable efforts to make all other registrations, filings and applications, to give all notices and to obtain as soon as practicable all governmental or other consents, transfers, approvals, orders, qualification authorizations, permits and waivers, if any, and to do all other things necessary or desirable for the consummation of the transactions as contemplated hereby. Neither Party shall be required, however, to divest products or assets or materially change its business if doing so is a condition of obtaining approval under any governmental approvals of the transactions contemplated by this Agreement.

                  (c) VALUATION OF TRANSACTION. SYNOVICS represents to FAI that it (a) has valued the transactions contemplated hereby in accordance with and pursuant to the requirements of the HSR Act and the rules promulgated thereunder (16 CFR 801.1 et seq.), and (b) has determined that, based on such valuation, no filing, including, without limitation, the filing of a notice and report, is required under the HSR Act or the rules promulgated thereunder.

3.       PRODUCT DEVELOPMENT.

         3.1 PRODUCT DEVELOPMENT PLAN. FAI has provided to SYNOVICS a Product Development Plan, which is attached hereto as EXHIBIT "B". FAI shall notify SYNOVICS in writing within ten (10) days of making any material modification to the Product Development Plan, which notification shall specify the modification made and the reason for making such modification. The Product Development Plan will serve as the basis of communication between FAI and SYNOVICS concerning the development of the ANDA and CMC application. FAI will provide updates to SYNOVICS with monthly updates with regards to the progress executing the Product Development Plan.

         3.2 APPROVAL DATE. FAI shall use Commercially Reasonable Efforts to complete the Product Development Plan by no later than July 30, 2007. In addition, upon SYNOVICS's request, FAI shall use its Commercially Reasonable Efforts to provide SYNOVICS with advice and assistance in SYNOVICS's efforts to develop and register the Products in other countries in the Territory outside of the USA in the name of SYNOVICS. The assistance to be provided by FAI hereunder shall include, without limitation, providing SYNOVICS reasonable access via telephone and/or in-person contact during normal business hours with FAI's technical personnel having knowledge about the Compounds as well as providing any and all documentation necessary for submission.


                                       7
* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

         3.3 PROGRESS REPORTS. Within ten (10) days after each calendar month, FAI shall provide SYNOVICS with a written report setting forth in reasonable detail the progress made by or on behalf of FAI in the development, registration and Regulatory Approval of Products within the USA. Each such report shall include, without limitation, a detailed description of all studies conducted during the period covered by the report, a summary of all data generated as part of FAI's Product development efforts during the period covered by the report and other content as may be requested by SYNOVICS.

         3.4 DILIGENCE OF SYNOVICS. SYNOVICS shall be solely responsible for and shall use its Commercially Reasonable Efforts, at its sole expense, to conduct all research and development activities required to obtain Regulatory Approval of the Product in the USA, provide timely laboratory analysis for assay, Product uniformity and dissolution for samples generated during the development, scale-up, tech transfer and submittal/testing batch production and to perform all studies and activities set forth in the Product Development Plan.

         3.5 DILIGENCE OF FAI. FAI shall be solely responsible for and shall use its Commercially Reasonable Efforts, at its sole expense, to conduct all research and development activities required to prepare for submission, the CMC portion of the ANDA application in the Territory and to perform all studies and activities set forth in the Product Development Plan. FAI further agrees to comply with all applicable GLP, GCP and GMP in its design, development and manufacture of Products hereunder.

         3.6 COMMUNICATIONS. To ensure orderly communications between the Parties with respect to the development and registration of Products, each Party shall address all communications and inquiries pertaining to such matters only to the other Party's representative designated in accordance with SECTION 14.6(a) hereof.

4.       REGULATORY MATTERS.

         4.1 REGULATORY FILINGS. SYNOVICS shall be responsible for the preparation and filing, in SYNOVICS name, with the appropriate Regulatory
Authorities all documents, including, without limitation, all ANDAs (but including any drug master files for the Compound) that are necessary to conduct clinical studies of the Products and submit applications for Regulatory Approval that are necessary to market and sell Products in all countries within the Territory. In conjunction with such filings and at SYNOVICS's reasonable request, FAI shall furnish to SYNOVICS all information that is (a) already in the possession and control of FAI or its Affiliates and (b) necessary to obtain such Regulatory Approval for such Product. Such information may include information on the manufacturing and toxicity of the Product.

         4.2 EVENT REPORTING. SYNOVICS shall be responsible for reporting all Events (as defined below) associated with the Product to the appropriate Regulatory


                                       8
* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Authorities in accordance with applicable laws, rules and regulations. Additionally, if either Party receives information regarding Events related to the use of a Product, such Party shall promptly provide the other Party with such information. For purposes of this SECTION 4.2, "EVENT" shall mean any adverse event, adverse drug reaction, including, without limitation, malfunctions, product failure, improper or inadequate design, manufacturer labeling or user error reported during the use or sale of any Product or any Products by or on behalf of SYNOVICS, its Affiliates, sublicensees and customers (including, without limitation, end users purchasing any Product or using any Product purchased from any of the foregoing

         4.3      MUTUAL  COVENANTS.  Each Party covenants that during the Term:
(a) it shall comply with all federal, state, provincial, territorial, governmental and local laws, rules and regulations applicable to the development, manufacture and commercialization of Product and Products by such Party; and (b) it shall disclose to the other Party all information in its possession or control concerning side effects, injury, toxicity or sensitivity reaction and incidents or severity thereof with respect to the Product.

5.       JOINT DEVELOPMENT COMMITTEE

         5.1 FORMATION; COMPOSITION. Within thirty (30) days after the Closing Date, the Parties shall establish a committee (the "JOINT DEVELOPMENT COMMITTEE" or "JDC") to coordinate the development and Regulatory Approval of the Product. Each Party shall initially appoint one (1) representative to the JDC. The JDC may change its number of representatives from time to time by mutual consent of its members, provided that the JDC shall consist at all times of an equal number of representatives of each Party. Each Party may replace its JDC representatives at any time upon written notice to the other Party. The JDC may invite non-members to participate in the discussions and meetings of the JDC, provided that such participants shall have no vote. The Parties shall alternate designating a representative to act as the Chairperson of the JDC, with each Party having its designated representative Chairperson for a period of twelve (12) months (or such other term as the JDC establishes). SYNOVICS shall designate the first Chairperson. The Chairperson shall be responsible for administering JDC meetings and circulating the agenda prior to each meeting, but shall have no additional powers or rights beyond those held by the other representatives of the JDC.

         5.2 SPECIFIC RESPONSIBILITIES OF THE JDC. In addition to its general responsibilities, the JDC shall in particular:

         (i) review the overall strategy for and design of all clinical trials and other studies conducted under the Product Development Plan;


                                       9
* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

         (ii) discuss the requirements for Regulatory Approval for the Territory and oversee and coordinate regulatory matters;

         (iii) arrange for and coordinate initial commercial supply of the Product;

         (iv) facilitate the flow of information between the Parties with respect to the development of, and obtaining Regulatory Approval for the Products for use worldwide;

         (v) perform such other functions as may be appropriate to further the purposes of this Agreement, as directed by the JDC; and

         (vi) create the Specifications based upon Phase 1 and 2 of the Product Development Plan.

         5.3 MEETINGS. During the period in which Licensed Products are being developed, the JDC shall meet at least once per [calendar quarter], or such other frequency as the Parties mutually agree in writing. The JDC shall typically meet in person, but may meet by videoconference or teleconference if requested by a Party. In-person JDC meetings will be held at locations alternately selected by SYNOVICS and FAI. Each Party will bear the expense of its respective JDC members' participation in JDC meetings. The chairperson of the JDC shall be responsible for keeping reasonably detailed written minutes of all JDC meetings that reflect, without limitation, material decisions made at such meetings. The chairperson shall use reasonable efforts to distribute the meeting minutes to each member of the JDC for review and approval within ten
(10) business days after a meeting. Minutes will be deemed approved unless a member of the JDC objects to the accuracy of such minutes within ten (10) business days of receipt.

         5.4 DECISION-MAKING. The JDC shall act by unanimous vote at meetings. Should the JDC become deadlocked on or otherwise not be able to agree upon any issue before it, and such issue remains unresolved after a period of thirty (30) days, then it shall be resolved by means of the dispute resolution provision of SECTION 14.8.

6.       COMMERCIALIZATION.

         6.1 MARKETING AND SALE. SYNOVICS shall at its own expense be solely responsible for and shall use its Commercially Reasonable Efforts to promote, market, distribute and sell the Product. SYNOVICS shall be solely responsible for establishing the price of the Products sold by or on behalf of it pursuant to this Agreement.

         6.2 USE OF TRADEMARK/TRADENAME. SYNOVICS shall promote, market, distribute and sell each Product under tradenames and trademarks of its choice. SYNOVICS further agrees to include on the packaging, label and advertising or promotional materials for each Product a statement indicating that such Product is being made, distributed and sold by SYNOVICS pursuant to a license from FAI, which


                                       10
* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

statement shall be in both form and substance acceptable to FAI.

         6.3 PERIODIC REVIEW. SYNOVICS and FAI shall periodically meet, at such times and places as are mutually agreed upon by the Parties, for SYNOVICS to provide FAI with a status of the progress of SYNOVICS's commercialization of the Product. Such meetings shall occur at least once per calendar year. SYNOVICS and FAI shall each be responsible for its own expenses incurred in connection with attending such meetings.

7.       SUPPLY OF PRODUCTS.

         7.1 EXCLUSIVE SUPPLY. In accordance with and subject to the terms of this Agreement, SYNOVICS agrees to purchase its and its Affiliates' and sublicensees' entire requirements of the Product from FAI during the Supply Term and FAI shall supply SYNOVICS with all amounts of the Product ordered by SYNOVICS in accordance with the forecasting and ordering provisions of this
SECTION 7 until the latter of: (i) the expiration of the last to expire of the FAI Patent Rights containing a Valid Claim in such country; and (ii) ten (10) years from the First Commercial Sale of such Product in such country after which point SYNOVICS shall not be obligated to purchase any further Product from FAI. All quantities of Products supplied to SYNOVICS hereunder are to be supplied as capsules in bulk form filled in SYNOVICS supplied bulk shipping containers in compliance with the specifications provided by SYNOVICS. SYNOVICS acknowledges that FAI currently obtains the Omeprazole, excipients and coating solutions from Third Party manufacturers.

         7.2      MANUFACTURE OF PRODUCTS.

                  (a) COMPLIANCE. All quantities of the Compound and the Product supplied by FAI to SYNOVICS hereunder shall be manufactured in accordance with GMP, the Specifications and the Commercial Manufacturing Quality Agreement, Exhibit "C", attached hereto. The Specifications may only be revised as provided in SECTION 7.2(B). While any quantity of the Products is in its possession, FAI shall comply with all applicable federal, state and local statutory and regulatory requirements regarding the manufacture, handling and storage of the Product.

                  (b)      CHANGE CONTROL.

                           (i)      FAI INITIATED CHANGES.  If FAI or any of its
Affiliates or subcontractors desires or is required pursuant to a change in the applicable Regulatory Approval for a Products to make a change in the Specifications, configuration, packaging or manufacturing processes for such Products to be supplied to SYNOVICS hereunder, FAI shall notify SYNOVICS, in writing, of the proposed change and SYNOVICS shall have thirty (30) days in which to submit to FAI its comments regarding the proposed change. FAI shall implement any comments received from SYNOVICS


                                       11
* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

during such thirty (30) day period prior to completing the proposed change(s).

                           (ii)     SYNOVICS  INITIATED  CHANGES.   If  SYNOVICS
requests that FAI make a change in the Specifications, configuration, packaging or manufacturing processes for any Products to be supplied to SYNOVICS hereunder, FAI shall complete such change within thirty (30) days of receipt of such change.

                           (iii)    REGULATORY   APPROVAL.   SYNOVICS   will  be
responsible for applying for and obtaining any Regulatory Approval that may be necessary as a result of the proposed change(s) described in SECTIONS 7.2(b)(i) or 7.2(b)(ii) above for its manufacture and supply of the Products to SYNOVICS.

                           (iv)     COSTS.  FAI shall be solely  responsible for
the costs incurred by FAI or its subcontractors in connection with activities undertaken by FAI or its subcontractors in implementing the proposed change(s) described in SECTION 7.2(a)(i) AND (ii) above. SYNOVICS shall be solely responsible for the reimbursement of costs to FAI or its subcontractors in connection with activities undertaken by FAI or its subcontractors in implementing the proposed change(s) described in Section 7.2 (b)(ii) above.

                  (c) SAFETY STOCK. SYNOVICS will include in its forecasts made pursuant to SECTION 7.3 below and, to the extent available from FAI, will purchase a sufficient quantity of the Product from FAI to maintain in SYNOVICS's inventory a minimum of that amount of Product that is equal to the lesser of (i) [*] of the quarterly average amount of Products ordered by SYNOVICS during the preceding four (4) Calendar Quarters or (ii) [*].

         7.3      FORECASTS.

                  (a) LONG TERM FORECASTS. During the Supply Term, SYNOVICS shall provide FAI with a rolling, good faith, non-binding forecast (by Calendar Quarter) of the quantity of each Products expected to be purchased, in the next year following the date of such forecast (with the first calendar year being the date on which such forecast is due), by SYNOVICS for the use in the development and manufacture of the Products. The first such forecast shall be submitted in writing to FAI no later than June 30, 2008 and thereafter updated forecasts shall be submitted to FAI no later than January 1 of each year.

                  (b) DETAILED BINDING FORECASTS. During the Supply Term, SYNOVICS shall deliver to FAI a detailed rolling forecast setting forth SYNOVICS's requirements and anticipated delivery schedules for the Product for each Calendar Quarter during the succeeding twelve (12) month period (the "DETAILED FORECAST"). The Detailed Forecast shall thereafter be updated by SYNOVICS quarterly, no later than the first day of each Calendar Quarter, so that each Calendar Quarter FAI shall have been provided with a rolling Detailed Forecast for each Calendar Quarter during the twelve (12) month period


                                       12
* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

commencing on the first day of the next Calendar Quarter following the date on which such Detailed Forecast is submitted. The Detailed Forecast shall be firm and binding on SYNOVICS, subject to the permissible variances set forth in
SECTION 7.3(c) below. If SYNOVICS fails to provide any updated Detailed Forecast in accordance with this SECTION 7.3(b), the Detailed Forecast last provided by SYNOVICS shall be deemed to be SYNOVICS's binding Detailed Forecast for the next succeeding twelve (12) month period.

                  (c) DETAILED FORECAST VARIANCES. Each updated Detailed Forecast may modify the amount of the quantity of a Products estimated in the previous Detailed Forecast in accordance with the following limitations:

                           (i)      for the first  Calendar  Quarter  covered by
such updated Detailed Forecast, [*];

                           (ii)     for the second  Calendar  Quarter covered by
such updated Detailed Forecast, [*];

                           (iii)    for the third  Calendar  Quarter  covered by
such updated Detailed Forecast, [*]; and

                           (iv)     for the fourth  Calendar  Quarter covered by
such updated Detailed Forecast, [*].

         7.4      ORDERS AND DELIVERY.

                  (a) PURCHASE ORDERS. From time to time, SYNOVICS shall place purchase orders with FAI, in a format agreed upon by the Parties, specifying the quantities (which shall be consistent with the terms of SECTION 7.3) of each Product desired, and the place(s) to which and the manner and dates by which delivery is to be made; such delivery dates to be no earlier than ninety (90) calendar days (or such shorter period of time as the Parties may mutually agree upon in writing) after the date on which FAI receives such purchase order from SYNOVICS. Without prior written approval of FAI, SYNOVICS shall not submit more than one purchase order for delivery of any Products during any one (1) calendar month and shall specify no more than a single delivery date during any one (1) calendar month. All purchase orders shall be sent by SYNOVICS to the attention of the following employee of FAI or as otherwise instructed by FAI:

         Thomas E. Tappen, Vice President
         Fluid Air, Inc. doing business as PharmPro
         2550 White Oak Circle
         Aurora, IL   60502
         Facsimile No.:  630-851-1244
         Email:  tet@fluidairinc.com


                                       13
* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

To the extent the terms of any purchase order or acknowledgment thereof are inconsistent with the terms of this Agreement, the terms of this Agreement shall control. FAI will provide an acknowledgment of any purchase order within five
(5) business days. If at any time FAI has reason to expect it will be unable to comply with any purchase order, it shall immediately inform SYNOVICS of such expectation and reasons. If any ordered shipment of a Product has not arrived more than thirty (30) days later than the scheduled delivery date, SYNOVICS may, as its sole and exclusive remedy, at its option cancel that particular corresponding purchase order, or adjust future Detailed Forecasts (only to the extent necessary to account for the quantity not delivered).

                  (b) DELIVERY. FAI shall deliver to SYNOVICS or SYNOVICS's designee each order of the Product, packed in SYNOVICS supplied bulk shipping containers in accordance with FAI's or its subcontractor's customary practices and the Specifications, EXW (Incoterms 2000) FAI's or its subcontractor's production point or storage facilities. SYNOVICS shall be solely responsible for all shipping and transportation costs and duties incurred in and arranging for any customs clearances that may be necessary for transporting the ordered Product and return of bulk shipping containers from such site to SYNOVICS's or its subcontractors' facilities. Title and risk of loss will pass to SYNOVICS when each order of a Product is delivered to the designated carrier of SYNOVICS at FAI's or its subcontractor's production point or storage facilities. Failure of FAI to deliver the Product within the time period specified in any purchase order provided by SYNOVICS or failure by FAI to comply with any provision of this Section 7 may be considered to be a material breach of this agreement.

                  (c) CERTIFICATE OF ANALYSIS. As of the time of such delivery by FAI or its subcontractor, each lot of Product will conform to its applicable Specifications. FAI shall perform or require its subcontractor to perform release testing in a manner consistent with testing methods agreed upon by the Parties. FAI shall provide or require its subcontractor to provide to SYNOVICS testing data for assay, product uniformity and dissolution for the purposes of demonstrating conformance to the Specifications, with each shipment of Product to SYNOVICS or its designated recipient stating that the Product conforms to the Specifications and meets release specifications as of the time such Product is delivered to SYNOVICS's carrier. The Certificate of Analysis shall be in a format agreed upon by the Parties.

                  (d) STORAGE CONDITIONS. SYNOVICS shall be solely responsible for ensuring that, upon delivery of any Product to its carrier and thereafter, such Product is properly stored and shipped in accordance with the storage and shipping conditions set forth in the applicable Specifications or as otherwise mutually agreed upon by the Parties in writing. With respect to any Product not so properly stored and shipped, FAI shall have no liability to SYNOVICS under SECTIONS 7.5 or 12.1.


                                       14
* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

         7.5      INSPECTION OF PRODUCTS.

                  (a) ANALYSIS BY SYNOVICS. SYNOVICS may analyze or may have analyzed on its behalf, in accordance with the testing methods set forth in the applicable Specifications, all Products delivered to SYNOVICS for purposes of determining whether the same meets the Specifications and was manufactured in accordance with GMP ("ACCEPTABLE PRODUCTS") and will do so within thirty (30) days from the date of delivery of such Products to SYNOVICS carrier. SYNOVICS shall notify FAI in writing within such thirty (30) day period of any quantity of a Product that SYNOVICS is rejecting because it is not Acceptable Product. If SYNOVICS does not so notify FAI within the specified thirty (30) day period, such quantity of Products shall be deemed Acceptable Products.

                  (b) THIRD PARTY TESTING. If FAI, after good faith consultation with SYNOVICS, disputes any finding by SYNOVICS that any Product order or portion thereof is not Acceptable Product, representative samples of such Product shall be forwarded to a Third Party jointly selected by FAI and SYNOVICS, in their reasonable discretion, for analysis, which analysis shall be performed in compliance with applicable FDA regulations for re-testing of pharmaceutical products. The findings of such Third Party regarding whether the Product was Acceptable Product shall be binding upon the Parties. The cost of such analysis by such Third Party shall be borne by the Party whose findings differed from those generated by such Third Party.

                  (c) REPLACEMENT OF PRODUCT. FAI shall replace any Product order, or portion thereof, which is not Acceptable Product (unless such non-conformance is due to any negligent or wrongful act or omission by SYNOVICS or its agents or sub-contractors), at its cost and expense, including shipping costs; PROVIDED, HOWEVER, that to the extent SYNOVICS has not previously paid for that quantity of Product which is not Acceptable Product, SYNOVICS shall remain obligated to pay FAI for such replacement quantities of Product.

                  (d) DISPOSITION OF REJECTED ORDERS. FAI shall instruct SYNOVICS as to the disposition of any Product order or portion thereof determined not to be Acceptable Product. At the sole option of FAI, said Product may be returned to FAI, at FAI's expense including shipping costs, or destroyed in an environmentally acceptable manner, at FAI's expense.

         7.6      INSPECTION OF AND ACCESS TO FACILITIES AND RECORDS.

                  (a) INSPECTION BY REGULATORY AUTHORITIES. Upon the request of any Regulatory Authority having jurisdiction over the manufacture of either Product hereunder, such agency shall have access to observe and inspect FAI's facilities and procedures used for the manufacture, testing or warehousing of the Products and to audit such facilities for compliance with GMP and/or other applicable regulatory standards. If FAI is obtaining Compound from a Third Party manufacturer, FAI shall


                                       15
* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

use  Commercially   Reasonable  Efforts  to  ensure  that  such   manufacturer's
facilities  and  procedures  are  similarly  subject to the  provisions  of this
SECTION 7.6(a).

                  (b) NOTIFICATION OF INSPECTIONS. FAI also agrees to notify SYNOVICS within ten (10) business days of any written or oral inquiries, notifications or inspection activity by any Regulatory Authority in regard to either the Compound or the Product to be supplied to SYNOVICS hereunder. FAI shall provide a reasonable description of any such governmental inquiries, notifications or inspections promptly (but in no event later than ten (10) business days) after such visit or inquiry. FAI shall furnish to SYNOVICS (i) within ten (10) business days after receipt, any report or correspondence issued by any Regulatory Authority in connection with such visit or inquiry, including but not limited to, any FDA Form 483 (List of Inspectional Observations) or applicable portions of any FDA Warning Letters that pertain to the Products in the Territory and (ii) not later than five (5) business days prior to the time it provides to any Regulatory Authority, copies of proposed responses or explanations relating to items set forth above (each, a "PROPOSED RESPONSE"), in each case redacted of trade secrets or other confidential or proprietary information of FAI that are unrelated to the obligations under this Agreement or are unrelated to any Products. FAI shall discuss with SYNOVICS and consider in good faith any comments provided by SYNOVICS on the Proposed Response. After the filing of a response with the FDA or other regulatory agency, FAI will notify SYNOVICS of any further contacts with such agency relating to the subject matter of the response.

                  (c) INSPECTION BY SYNOVICS. FAI shall permit SYNOVICS to inspect once annually, or more than once annually in the event SYNOVICS has good reason to be concerned regarding the quality of any Products, that portion of the FAI's facility where any Product is manufactured or stored and review such related documents as is reasonably necessary for the purpose of assessing FAI's compliance with applicable regulations. Such inspection and document review shall be conducted upon reasonable prior notice by SYNOVICS, but not less than thirty (30) days prior to the proposed inspection (except in the event of a reasonable concern by SYNOVICS regarding the quality of any Products), at a time and date mutually agreeable to the Parties.

         7.7      ALTERNATE SUPPLIERS.  [*]

         7.8      PURCHASE PRICE.

                  (a) PRODUCTS. SYNOVICS shall purchase from FAI and FAI shall sell to SYNOVICS each Product for use by SYNOVICS for commercial activities at a purchase price equal to [*].

                  (b)      [*].

                  (c)      METHOD OF PAYMENT.  SYNOVICS  shall make  payments to
FAI for


                                       16
* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

the purchase price of delivered quantities of the Products by check or electronic transfer, to be received by FAI within thirty (30) days after the date of receipt of the Product by SYNOVICS.

         7.9      RECALLS.

                  (a)      RESPONSIBILITY.  In  the  event  of a  recall  of any
Product required or recommended by a governmental agency or authority of competent jurisdiction within the Territory or if recall of any Product is (i) reasonably deemed advisable by SYNOVICS or FAI, or (ii) jointly deemed advisable by SYNOVICS and FAI, such recall shall be promptly implemented and administered by SYNOVICS in a manner that is appropriate and reasonable under the circumstances and in conformity with accepted trade practices. The costs of any such recall shall be borne by the Party or Parties whose actions or omissions caused the recall to be necessary.

                  (b) COMMUNICATION. Each Party shall keep the other fully and promptly informed of any notification, event or other information, whether received directly or indirectly, which might affect the marketability, safety or effectiveness of Product or might result in a recall or seizure of Products by the FDA.

                  (c) REPLACEMENT; REFUND. In the event of any recall or seizure of Product arising out of or resulting from FAI's failure to manufacture a Product in accordance with reasonable expectations in following the master batch record, Specifications and GMP, FAI shall, at the election of SYNOVICS, either:

                           (i)      supply   conforming   replacement   Product,
without charge to SYNOVICS (provided SYNOVICS has already paid for the quantity of Product being replaced), in an amount sufficient to replace the amount of the Product required to manufacture the Product recalled or seized, or

                           (ii)     refund  to  SYNOVICS,   or  give  credit  to
SYNOVICS against outstanding receivables due from SYNOVICS against the price of the same Product to be delivered to SYNOVICS in the future, in amounts equal to the price paid by SYNOVICS to FAI for the Product required to manufacture the Product so recalled or seized, plus the reasonable transportation costs incurred by SYNOVICS and not recovered by SYNOVICS in respect of such recalled or seized Product.

                  (d)      DEFINITIONS.

                           (i)      RECALL.  For  purposes of this  SECTION 7.9,
"recall" shall mean any action by SYNOVICS and/or its Affiliates, or FAI and/or its Affiliates, to recover title or possession or halt distribution, prescription or consumption of any Products sold or shipped to Third Parties by SYNOVICS, its Affiliate or sublicensee. The term "recall" also applies to any Product that would have been subject to recall if it had been sold or shipped.


                                       17
* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                           (ii)     SEIZURE.  For  purposes of this SECTION 7.9,
"seizure" shall mean any action by the FDA to detain or destroy any Product or prevent the distribution, prescription, consumption or release of such Product.

8.       CONSIDERATION.

         8.1 LICENSE FEE. As partial consideration for the rights granted to SYNOVICS pursuant to this Agreement, SYNOVICS shall pay to FAI a license fee equal to Five Hundred Thousand US Dollars (US$500,000). The Parties acknowledge that SYNOVICS has paid a deposit of Two Hundred and Fifty Thousand US Dollars (US$250,000) to FAI. SYNOVICS shall pay the remaining Two Hundred and Fifty Thousand US Dollars (US$250,000) upon the date in which FAI provides SYNOVICS with a copy of certificate from the API supplier in compliance with Section 10.2
(d).

         8.2 MILESTONE PAYMENTS. As further consideration for the rights granted to SYNOVICS pursuant to this Agreement, SYNOVICS shall pay to FAI the following one-time, non-refundable, non-creditable amounts within thirty (30) days of achievement of the development events set forth below, with respect to the first Product to achieve the respective event:



         ------------------------------------------ -------------------
                     DEVELOPMENT EVENT                    PAYMENT
         ------------------------------------------ -------------------
         Completion of the formulation for scale-up        US$[*]
         to the satisfaction of SYNOVICS
         ------------------------------------------ -------------------
         Completion   of   scale-up  to  FAI  Pilot        US$[*]
         facility and Pilot production of submittal
         batches   for    stability   and   pivotal
         bioequivalency studies
         ------------------------------------------ -------------------
         Submission  of the  ANDA to the FDA in the        US$[*]
         USA by SYNOVICS
         ------------------------------------------ -------------------
         Acceptance of ANDA by the FDA in the USA          US$[*]
         ------------------------------------------ -------------------
         Completion  of  scale-up  studies and Tech        US$[*]
         Transfer to FAI Production facility and/or
         approval of the ANDA by the FDA in the USA
         ------------------------------------------ -------------------


                                       18
* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

         Within five (5) days of achieving each event listed in above, FAI shall notify SYNOVICS, in writing, that such event has been achieved.

         8.3      ROYALTIES.

                  (a) ROYALTY RATES. As further consideration for the rights granted to SYNOVICS pursuant to this Agreement, SYNOVICS shall pay to FAI royalties ("ROYALTY PAYMENTS"), as follows:

                           (i)      [*] on the first [*] of Net Product Sales in
any calendar year;

                           (ii)     [*] on the  amount of Net  Product  Sales in
excess of [*] but less than [*] in any calendar year; and

                           (iii)    [*] on the  amount of Net  Product  sales in
excess of [*] in any calendar year.

                  (b) DURATION OF ROYALTY PAYMENTS. SYNOVICS shall calculate and pay to FAI Royalty Payments under this SECTION 8.3 commencing on the First Commercial Sale in the Territory. Royalty Payments due on each Product sold by or on behalf of SYNOVICS, at the rates set forth in SECTION 8.3(a) above shall continue on a country-by-country basis until the latter of: (i) expiration of the last to expire of the FAI Patent Rights containing a Valid Claim in such country; and (ii) ten (10) years from the First Commercial Sale of such Product in such country after which point SYNOVICS shall not be obligated to pay any royalty to FAI.

                  (c) PAYMENTS AND REPORTS. Within thirty (30) days following the close of each Calendar Quarter, following the First Commercial Sale of a Product, SYNOVICS shall furnish to FAI a written report for the Calendar Quarter showing: the aggregate Net Product Sales of each Product sold by SYNOVICS during such Calendar Quarter; and the Royalty Payments payable under this Agreement for such Calendar Quarter. Simultaneously with the submission of the written report, SYNOVICS shall pay to FAI, for the account of SYNOVICS, a sum equal to the aggregate Royalty Payment due for such Calendar Quarter calculated in accordance with this Agreement (reconciled for any previous overpayments, underpayments or credits).

         8.4 METHOD OF PAYMENT. The payments to be made by SYNOVICS to FAI pursuant to SECTIONS 8.1, 8.2 and 8.3 of this Agreement shall be made in United States dollars by way of wire transfer to FAI on the date each such payment is due and payable. Whenever calculation of Net Product Sales requires conversion from any foreign currency, SYNOVICS shall convert the amount of Net Product Sales in foreign currencies into U.S. Dollars, using the average year-to-date rate of exchange for such currencies published in THE WALL STREET JOURNAL on the last business day of the


                                       19
* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Calendar Quarter during which such Net Product Sales were made.

         8.5 LATE PAYMENTS. Any amounts not paid by SYNOVICS when due under this Agreement shall be subject to interest from and including the date payment is due through and including the date upon which FAI has collected immediately available funds in an account designated by FAI at a rate equal to two percent (2%) plus the prime rate of interest quoted in the Money Rates section of THE WALL STREET JOURNAL, calculated daily on the basis of a 360-day year, or similar reputable data source.

         8.6 MAINTENANCE OF RECORDS; AUDITS. SYNOVICS shall maintain and cause its Affiliates and sublicensees to maintain books of account at their principal place of business containing all information that may be necessary for the purpose of calculating all payments under this Agreement. FAI shall have the right to engage an independent, certified public accountant, selected by FAI and reasonably acceptable to SYNOVICS, to perform, on behalf of FAI, an audit of such books and records of SYNOVICS and its Affiliates and sublicensees as is necessary to confirm any amounts payable to FAI under this Agreement for the period or periods requested by FAI, and the correctness of any report or payments made under this Agreement. Such audits shall be conducted during normal business hours upon reasonable prior written notice from FAI in such a manner as to not unnecessarily interfere with SYNOVICS's normal business activities, and shall include results of no more than [*] preceding calendar years prior to audit notification. FAI shall have a right to request from the independent certified public accountant full access to review all work papers and supporting documents pertinent to such audit. Such audit shall not occur more frequently than [*] per calendar year nor more frequently than [*] with respect to records covering any specific period of time. The use of all information, data, documents and abstracts referred above shall be for the sole purpose of verifying statements or compliance with this Agreement, shall be treated as SYNOVICS Confidential Information subject to the obligations of this Agreement and, except in the event of a dispute between the Parties regarding amounts payable hereunder or the results of any audit, need not be retained more than [*] years from the end of the calendar year to which each shall pertain. If any audit hereunder reveals an underpayment, SYNOVICS shall promptly make up such underpayment, and if such underpayment is more than [*], together with accrued interest calculated in accordance with SECTION 8.5. FAI shall bear the full cost of any audit under this SECTION 8.6, unless such audit discloses an underpayment by SYNOVICS of more than [*] of the amount owed hereunder, in which case SYNOVICS shall bear the full cost of such audit as performed by FAI's independent, certified public accountant.

         8.7 TAXES AND WITHHOLDING. All taxes, assessments and fees of any nature levied or incurred on account of any payments from SYNOVICS to FAI accruing under this Agreement, by national, state or local governments known by FAI at the Effective Date that have been included in the Cost of Goods, will be assumed and paid by SYNOVICS, except taxes with respect to income of FAI, and if such taxes are required


                                       20
* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

to be withheld by SYNOVICS they will be deducted from payments due to FAI and will be timely paid by SYNOVICS to the proper taxing authority for the account of FAI, a receipt or other proof of payment therefore secured and sent to FAI as soon as practicable. SYNOVICS agrees to assist FAI in claiming exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force and will apply the relevant provisions of any such agreement or treaty to minimize the amount required to be so withheld or deducted.

9.       INTELLECTUAL PROPERTY.

         9.1 FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS. FAI shall file, prosecute and maintain the Patent Rights in the Territory and licensed to SYNOVICS under this Agreement for FAI'S Method of Producing Small Granules.

         9.2 ENFORCEMENT OF PATENT RIGHTS. If SYNOVICS becomes aware of any infringement within the Territory of any Valid Claim within the FAI Patent Rights, it will notify FAI in writing to that effect. Any such notice shall include any available evidence to support an allegation of infringement by such Third Party. FAI shall have the sole right, but not the obligation, to take (or to permit any of its licensees to take) any such action which it reasonably deems necessary to obtain a discontinuance of such infringement or to bring (or to permit any of its licensees to bring) suit against the Third Party infringer. In no event shall FAI enter into any settlement, consent judgment or other voluntary final disposition of such suit which would adversely affect SYNOVICS's rights under this Agreement in any way without first obtaining SYNOVICS's written consent to do so, which consent shall not be unreasonably withheld. SYNOVICS will reasonably cooperate with FAI in any such suit or action and shall have the right to consult with FAI and be represented by its own counsel at its own expense. Any recovery or damages derived from a suit which SYNOVICS has not joined and shared costs shall be retained by FAI.

10.      REPRESENTATIONS AND WARRANTIES.

         10.1 REPRESENTATIONS AND WARRANTIES OF BOTH PARTIES. As of the Effective Date, each of SYNOVICS and FAI hereby represents and warrants to the other Party hereto as follows:

                  (a) it is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of incorporation or formation;

                  (b) the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action and do not require any shareholder action or approval;

                  (c) it has the power and authority to execute and deliver this


                                       21
* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Agreement and to perform its obligations hereunder; and

                  (d) the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under: (i) a loan agreement, guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter or operative documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound.

         10.2 REPRESENTATIONS AND WARRANTIES OF FAI. In addition to the representations and warranties made by FAI under SECTION 10.1, FAI hereby represents and warrants to SYNOVICS that:

                  (a) FAI Controls the FAI Patent Rights and has the right to grant the licenses granted to SYNOVICS under SECTION 2 of this agreement;

                  (b) each Product supplied under this Agreement: (i) will conform to its applicable Specifications at the time of delivery to SYNOVICS's carrier; (ii) will be manufactured in accordance with the GMP; and (iii) will not be adulterated or misbranded at the time of delivery to SYNOVICS's carrier; and

                  (c) FAI has not and will not use in any capacity the services of any persons debarred under 21 USC ss. 335(a) or 335(b) in connection with the manufacture of the Products to be supplied to SYNOVICS hereunder.

                  (d) the Compound and Product supplied to SYNOVICS shall be manufactured in accordance with the Product Development Plan attached to Exhibit "B" to this Agreement, in such a manner so as to circumvent and not breach or infringe the patent, copyright or other intellectual property right of a third party which is listed in the FDA's Orange Book regarding OTC Omeprazole relative to Application Number 021229 or any patent which is indicated in Exhibit "B" to this Agreement. FAI shall further obtain a certificate from its API suppliers in a form that is acceptable to SYNOVICS that states that the materials or Compound that they supply are manufactured in such a manner so as to circumvent and not breach or infringe the patent, copyright or other intellectual property right of any other party. FAI shall supply SYNOVICS with a copy of each such supplier certificate for approval and acceptance by SYNOVICS. Failure to obtain such a certificate to the satisfaction of SYNOVICS may, at the sole option of SYNOVICS, result in immediate termination of this Agreement.

         10.3 REPRESENTATION BY LEGAL COUNSEL. Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying


                                       22
* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.

         10.4 WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE FOREGOING REPRESENTATIONS AND WARRANTIES ARE IN LIEU OF, AND EACH PARTY EXPRESSLY DISCLAIMS, ANY AND ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES.

11.      TERM AND TERMINATION.

         11.1 TERM. The term of this Agreement shall commence upon the Effective Date. Unless this Agreement is terminated sooner as provided in this
SECTION 10, this Agreement shall expire for the Product on a country-by-country basis on the expiration of SYNOVICS's obligation to make Royalty Payments with respect to such country as provided in SECTION 7.3, at which time the license granted to SYNOVICS by FAI under this Agreement to use the FAI Know-How for the Product shall be fully-paid.

         11.2     TERMINATION  FOR  CAUSE.   Either  Party  may  terminate  this
Agreement upon written notice provided to the other Party at any time during the
Term:

                  (a) if the other Party commits a material breach of its obligations under this Agreement, and such breach remains uncured for ninety
(90) days from the date of written notice of such breach is given to the breaching Party; or

                  (b) upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of substantially all of the assets for the benefit of creditors by the other Party, or in the event a receiver or custodian is appointed for such Party's business, or if substantially all of such Party's business is subject to attachment or similar process; PROVIDED, HOWEVER, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the proceeding is not dismissed within sixty (60) days after the filing thereof.

         11.3 EFFECT OF TERMINATION. Upon expiration or any termination for cause by SYNOVICS of this Agreement all rights and licenses granted by FAI to SYNOVICS shall fully transferred to SYNOVICS without any further obligation by SYNOVICS to make any further royalty or payment of any kind to FAI. SYNOVICS shall be free to and shall be granted a fully paid up license manufacture the Compound or the Product using any FAI Patent Rights and FAI Know-How. FAI shall provide to SYNOVICS, without charge, such information as may be required to manufacture the Product at a site specified by SYNOVICS. The following provisions shall survive expiration or any termination of this Agreement:
Sections 4, 6, 7, 8, 9, 10, 11, 12, and 13. Upon


                                       23
* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

termination for cause by FAI of this Agreement, all rights and licenses granted by FAI to SYNOVICS shall be fully terminated

12.      INDEMNIFICATION AND INSURANCE.

         12.1 INDEMNIFICATION BY FAI. Unless otherwise provided herein, FAI shall indemnify, hold harmless and defend SYNOVICS and its Affiliates, and each of their respective directors, officers, employees and agents (each, an "SYNOVICS INDEMNIFIED PARTY") from and against any and all liability, loss, damage, cost and expense (including without limitation reasonable attorneys' fees) ("LIABILITY") incurred by a SYNOVICS Indemnified Party in connection with suits, claims, actions or demands ("CLAIMS") brought or made by a Third Party, to the extent that such Claims arise out of: (a) the breach by FAI of any representation or warranty contained in this Agreement; or (b) the manufacture or use of Products by FAI. Notwithstanding the foregoing, FAI shall have no obligation under this Agreement to indemnify, defend or hold harmless any SYNOVICS Indemnified Party with respect to Liability that results from willful misconduct or negligent acts or omissions of SYNOVICS, its Affiliates, or any of their respective directors, officers, employees and agents.

         12.2 INDEMNIFICATION BY SYNOVICS. SYNOVICS shall indemnify, defend and hold harmless FAI and its Affiliates, and each of their respective directors, officers, employees and agents (each, an "FAI INDEMNIFIED PARTY") from and against any Liability incurred by an FAI Indemnified Party in connection with Claims brought or made by a Third Party, to the extent that such Claims arise out of: (a) the breach by SYNOVICS of any obligation, covenant, representation or warranty contained in this Agreement; or (b) the storage, promotion, packaging, distribution, use, marketing, sale or other disposition of Products by SYNOVICS, its Affiliates, its permitted sublicensees or their respective subcontractors; or (c) submittal of the ANDA for the Product to the FDA. Notwithstanding the foregoing, SYNOVICS shall have no obligation under this Agreement to indemnify, defend, or hold harmless any FAI Indemnified Party with respect to Liability that results from willful misconduct or negligent acts or omissions of FAI, its Affiliates, or any of their respective directors, officers, employees or agents.

         12.3 CONDITIONS TO INDEMNIFICATION. In the event of a Claim by a Third Party against a Party entitled to indemnification under this Agreement ("INDEMNIFIED PARTY"), the Indemnified Party shall promptly notify the other Party ("INDEMNIFYING PARTY") in writing of the Claim and the Indemnifying Party shall undertake and solely manage and control, at its sole expense, the defense of the Claim and its settlement. The Indemnified Party shall cooperate with the Indemnifying Party, including, as requested by the Indemnifying Party entering into a joint defense agreement. The Indemnified Party may, at its option and expense, be represented in any such action or proceeding by counsel of its choice. The Indemnifying Party shall not be liable for any litigation or settlement costs or expenses incurred by the Indemnified Party without the Indemnifying Party's written consent. The Indemnifying Party may not settle a Claim


                                       24
* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

without the consent of the Indemnified Party, if such settlement would impose any monetary obligation on the Indemnified Party or require the Indemnified Party to submit to an injunction or otherwise limit the Indemnified Party's rights under this Agreement.

         12.4 INSURANCE. SYNOVICS and FAI shall each obtain and maintain at all times during the Term, Commercial General Liability Insurance, including Products Liability Insurance, with insurance carriers having an A.M. Best rating of A- VII or better, with limits for SYNOVICS of not less than [*] per occurrence and [*] in the aggregate, or self-insurance, in either case to cover its indemnification obligations under SECTION 12.2 hereof and for FAI of not less than [*] per occurance and [*] in the aggregate for General Liability and [*] per occurance for Completed Operations Liability Insurance. Each party shall furnish the other with a certificate of insurance evidencing said coverage.

         12.5 LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT, COMPOUNDS OR THE PRODUCTS, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, EVEN IF SUCH PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, that the foregoing shall not be construed to limit either Party's indemnification obligations under SECTION 12.

13.      CONFIDENTIALITY.

         13.1 NONDISCLOSURE OBLIGATION. In carrying out rights and obligations under this Agreement, the Parties will share proprietary information and data ("CONFIDENTIAL INFORMATION") with each other. A Party receiving Confidential Information under this Agreement ("RECIPIENT") from the other disclosing Party ("DISCLOSER") shall maintain such Confidential Information as follows: During the Term and for a period of five (5) years following expiration or termination of this Agreement, the Recipient agrees: (a) not to use such Confidential Information for any purpose other than in connection with the purpose of carrying out its rights and obligation under this Agreement; (b) to treat such Confidential Information as it would its own information of the same nature and importance, and in any event, to use no less than a reasonable degree to care to protect the proprietary nature of such Confidential Information; and
(c) to take all reasonable precautions to prevent the disclosure of such Confidential Information to any Third Party without the prior written consent of the Discloser.

         13.2 EXCEPTIONS. A Recipient's obligations regarding Confidential Information shall not apply to information that:

                  (a) was known to the Recipient prior to receipt hereunder as demonstrated by Recipient's written records in existence at the time of disclosure by the Discloser;


                                       25
* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                  (b) at the time of disclosure by the Discloser to the Recipient, was generally available to the public, or which after disclosure hereunder becomes generally available to the public through no fault attributable to the Recipient;

                  (c) is hereafter made available to the Recipient for use and unrestricted disclosure by the Recipient from any Third Party having a right to do so; or

                  (d)      is  generated by the  Recipient  by its  employees or
contractors  who  have  not  had  access  to or  knowledge  of the  Confidential
Information   disclosed  hereunder,   as  demonstrated  by  Recipient's  written
records;.

         13.3     AUTHORIZED DISCLOSURES.

                  (a)      Nothing in this Agreement  shall prohibit  disclosure
by a Party of Confidential Information to its sublicensees, consultants, advisors, clinical investigators and contract manufacturer, if any, but only on a need-to-know basis for purposes provided for in this Agreement; PROVIDED that such disclosure occurs pursuant to a written confidentiality agreement containing provisions substantially as protective as those of this SECTION 13.

                  (b) The restrictions set forth in this Section shall not prevent disclosure pursuant to a law, regulation, rule, act or order of any governmental authority or agency; provided that the Recipient gives the Discloser prompt prior notice in order to permit an opportunity to seek a protective order or other similar order with respect to such Confidential Information, and thereafter the Recipient discloses to the requesting entity only the minimum information required to be disclosed in order to comply with the request, whether or not a protective order or other similar order is obtained by the Discloser.

         13.4 RETURN OF INFORMATION. If this Agreement is terminated for any reason, then each Party, upon the request of the other Party, shall return to such other Party all copies of Confidential Information received from such other Party hereunder; PROVIDED, HOWEVER, that each Party's legal counsel may retain one copy of such Information in a secure location solely for purposes of determining such Party's continuing obligations hereunder. Notwithstanding the foregoing, this Section 13.3 shall not apply to any Results provided to FAI under SECTION 11.5.

         13.5 PUBLICITY; PRESS RELEASE. The Parties shall issue a mutually agreed upon joint press release promptly following the Effective Date. FAI and SYNOVICS will jointly discuss and agree in writing on any statement to the public regarding this Agreement or any aspect of this Agreement, subject in each case to disclosure otherwise required by law or regulation or any listing or trading agreement concerning its publicly traded securities as determined in good faith by each Party. When a Party elects to make any such statement it will give the other Party at least five (5) day's prior notice (unless disclosure is required by law, or any listing or trading agreement


                                       26
* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

concerning its publicly traded securities, in a shorter period of time) to the other Party to permit review and comment on such statement. Notwithstanding the foregoing, either Party shall have the right to publicly disclose information regarding this Agreement or the Parties' activities hereunder, to the extent such information has already been made publicly available in a manner consistent with this SECTION 12.5.

14.      MISCELLANEOUS.

         14.1 FORCE MAJEURE. Neither Party shall be liable to the other for delay or failure in the performance of the obligations on its part contained in this Agreement if and to the extent that such failure or delay is due to circumstances beyond its reasonable control (including, without limitation, FAI's inability to obtain from a Third Party materials needed for the manufacture Products in sufficient quantities to meet its supply obligations under SECTION 7.1). The affected Party shall notify the other Party promptly should such circumstances arise, giving an indication of the likely extent and duration thereof, and shall use all Commercially Reasonable Efforts to resume performance of its obligations as soon as practicable.

         14.2 ASSIGNMENT. This Agreement shall not be assignable or transferred in part or in whole by any Party without the prior written consent of the other; provided, however, that either Party, without notice and at any time for any reason, may assign or transfer this Agreement in whole or in part to (a) any of its Affiliates who agree to be bound by the terms and conditions of this Agreement or (b) any successor of such Party as part of consolidation or merger, corporate reorganization or sale of all or substantially all of its business assets to which this Agreement relates.

         14.3 NO WAIVER. The failure of either Party to require performance by the other Party of any of that other Party's obligations hereunder shall in no manner affect the right of such Party to enforce the same at a later time. No waiver by any Party hereto of any condition, or of the breach of any provision, term, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or of any other condition or of the breach of any other provision, term, representation or warranty hereof.

         14.4 SEVERABILITY. If a court or other tribunal of competent jurisdiction should hold any term or provision of this Agreement to be excessive, or invalid, void or unenforceable, the offending term or provision shall be deleted or revised to the extent necessary to be enforceable, and, if possible, replaced by a term or provision which, so far as practicable achieves the legitimate aims of the Parties.

         14.5 RELATIONSHIP BETWEEN THE PARTIES. Both Parties are independent contractors under this Agreement. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would


                                       27
* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

impose liability upon one Party for the act or failure to act of the other Party. Neither Party shall have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

         14.6     CORRESPONDENCE AND NOTICES.

                  (a) ORDINARY NOTICES. Correspondence, reports, documentation, and any other communication in writing between the Parties in the course of ordinary implementation of this Agreement shall be delivered by hand, sent by facsimile, or by airmail to the employee or representative of the other Party who is designated by such other Party to receive such written communication.

                  (b)      EXTRAORDINARY  NOTICES.   Extraordinary  notices  and
communications (including, without limitation, notices of termination, force majeure, material breach, change of address) shall be in writing and delivered to the addressees identified below by hand or sent by nationally recognized overnight delivery service, prepaid registered or certified air mail, or by facsimile confirmed by any of the foregoing means, and shall be deemed to have been properly served to the addressee upon receipt of such written communication.

                           If to FAI:
                           Thomas E. Tappen, Vice President
                           Fluid Air, Inc. doing business as PharmPro
                           2550 White Oak Circle
                           Aurora, IL  60502
                           Facsimile No.:  630 851 1244

                           If to SYNOVICS:
                           Ronald Lane, CEO
                           Synovics Laboratories Inc.
                           2575 East Camelback Road
                           Suite 450
                           Phoenix, AZ  85016
                           Facsimile No.:  602 508 0115


         14.7 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of Delaware, excluding any choice of law rules that may direct the application of the law of another jurisdiction.

         14.8 DISPUTE RESOLUTION. The Parties recognize that a bona fide dispute as to certain matters may from time to time arise during the Term. Unless otherwise set forth in this Agreement, in the event of such a dispute either Party may, by written notice to the other Party, have such dispute referred to their respective officers (designated


                                       28
* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

below) or their successors or designees for attempted resolution by good faith negotiations within thirty (30) calendar days after such notice is received. Said designated officers are as follows:

                           For FAI:        Martin P. Bender, President

                           For SYNOVICS:   Ronald Lane, CEO

If the designated officers are not able to resolve such dispute through good faith negotiations within such thirty (30) calendar day period, either Party may have the given dispute settled by binding arbitration in the manner described below:

                  (a) ARBITRATION REQUEST. If a Party intends to begin an arbitration to resolve a dispute arising under this Agreement, such Party shall provide written notice (the "ARBITRATION REQUEST") to the other Party of such intention and the issues for resolution. From the date of the Arbitration Request and until such time as the dispute has become finally settled, the running of the time periods as to which Party must cure a breach of this Agreement becomes suspended as to the subject matter of the dispute.

                  (b) ADDITIONAL ISSUES. Within ten (10) business days after the receipt of the Arbitration Request, the other Party may, by written notice, add additional issues for resolution.

                  (c) NO ARBITRATION OF PATENT/CONFIDENTIALITY ISSUES. Unless otherwise agreed by the Parties, disputes relating to patents and non-disclosure, non-use and maintenance of Confidential Information shall not be subject to arbitration, and shall be submitted to a court of competent jurisdiction.

                  (d) ARBITRATION PROCEDURE. Discovery shall be under the local rules of evidence of the jurisdiction under which arbitration occurs. The Arbitration shall be held under the rules of the American Arbitration Association. The Arbitration shall be in English, using three (3) independent arbitrators. Each Party shall select one independent arbitrator within forty five (45) days of the Arbitration Request, and the two (2) arbitrators selected by the Parties shall select the third independent arbitrator within ninety (90) days after the Arbitration Request.

The arbitrators may award any remedy allowed by law, excluding punitive damages and attorneys' fees. Promptly after rendering a decision, the arbitrators shall issue to both Parties a written opinion of the findings of fact and conclusions of law. The decision of the arbitrators shall be binding upon the Parties without the right of appeal. Either Party may enter a judgment upon the decision rendered by the arbitrators in any court having jurisdiction thereof.

The Parties shall share equally the reasonable documented cost of such Arbitration procedure. Each Party shall bear its own cost in participating in such proceeding.


                                       29
* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

         14.9 ENTIRE AGREEMENT; AMENDMENT. This Agreement, including its exhibits, sets forth the complete, final and exclusive agreement between the Parties and supersedes and terminates all prior and contemporaneous agreements and understandings between the Parties, whether oral or in writing, relating to the subject matter hereof. No subsequent alteration, amendment, change, waiver or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

         14.10 HEADINGS. The headings and captions used in this Agreement are solely for the convenience of reference and shall not affect its interpretation.

         14.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be an original and all of which shall constitute together the same document.

         14.12 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement including, without limitation, any filings with any antitrust agency which may be required.



         IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the Parties as of the date set forth below.


FLUID AIR INC., DOING BUSINESS AS PHARMPRO        SYNOVICS LABORATORIES INC.

By:/s/ Martin Bender                              By:/s/ Ronald Lane
   ---------------------------------                 ---------------------------

Name:  Martin P. Bender                           Name:  Ronald Lane

Title: President                                  Title: CEO


                                       30
* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                   EXHIBIT "A"

                                FAI PATENT RIGHTS



[*]





















* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                   EXHIBIT "B"

                            PRODUCT DEVELOPMENT PLAN



                  [*]





















* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                   EXHIBIT "C"


                   COMMERCIAL MANUFACTURING QUALITY AGREEMENT


         This Commercial Manufacturing Quality Agreement, dated as of this 11th day of APRIL, 2007 (together with the Appendixes attached hereto, this "AGREEMENT"), defines the duties of, Fluid Air, Inc. DBA PharmPro, an Illinois corporation, ("FAI"), and Synovics Laboratories Inc., a Nevada corporation ("SYNOVICS"), for the contract pharmaceutical manufacture of the "Product" as defined in that certain LICENSE AND SUPPLY AGREEMENT ("LSA") dated April 11, 2007, by and among FAI and SYNOVICS. In particular, this Agreement is intended to clearly state which party is responsible for the cGMP (defined below) aspects of Manufacturing (defined below) the Product, and specify the way in which PharmPro shall ensure that the Product complies with the approved Specifications per the LSA and the Marketing Authorizations (defined below).

         This Agreement takes the form of a detailed checklist of all the activities associated with pharmaceutical production, analysis, release and distribution. Responsibility for each activity is assigned to FAI, SYNOVICS, or both in the appropriate box in the Responsibility Delegation Checklist attached hereto as Appendix A.

         In order to provide better quality assurance, each party shall perform the activities defined herein as its responsibility in accordance with Standard Operating Procedures (defined below) to the extent that a Standard Operating Procedure is applicable to such activity. In the event of a conflict between the terms of this Agreement and a Standard Operating Procedure, the Standard Operating Procedure shall control.

         This Agreement is incorporated in and subject to the terms of the LSA. In the event of a conflict between this Agreement and the LSA, the LSA shall control. This Agreement shall automatically terminate upon any termination of the LSA.

         This Agreement is intended to comply with the guidance and directives set forth in the cGMPs, as applicable, establishing certain principles and guidelines of good manufacturing practice for medicine products for human use.

         The contact information for the Quality Assurance Representative from each party is set forth on Appendix B attached hereto. In the event of any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, or the rights or obligations of the parties hereunder, the Quality Assurance Representatives from each party shall try to settle their differences amicably between themselves. If the Quality Assurance Representatives are unable to resolve such disputed matter within thirty (30) days of initiating such negotiations, the dispute shall be referred to at least one member of senior management of each of the parties. If the members of senior management are unable to resolve such disputed matter within thirty (30) days of initiating such negotiations, then either party may seek a remedy under Section
14.8 of the LSA.


* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

         Capitalized terms used in this Agreement, but not otherwise defined, shall have the same meaning ascribed to them in the LSA. In addition, for purposes of this Agreement, the following definitions shall apply:

A.       "API"  means  the  active   pharmaceutical   ingredient   used  in  the
         Manufacture of the Product as identified in the Specifications.

B. "APPLICABLE LAWS" means all laws, ordinances, rules and regulations within the Territory applicable to the Manufacturing of Product and the obligations of PharmPro or SYNOVICS thereunder, as the context requires, including, without limitation, (i) all applicable federal, state and local laws and regulations of the Territory including without limitation the U.S. Federal Food, Drug and Cosmetic Act, and (ii) the cGMPs.

C. "DEVIATION/FAILURE" means any OOS result and/or any manufacturing, packaging, labeling or testing deviation that affects the Product.

D. "FACILITIES" means the PharmPro manufacturing facility located in Aurora, Illinois or such other facility as agreed upon by the parties.

E.       "FDA" means the Food and Drug Administration or any successor agency.

F. "cGMPS" means the current Good Manufacturing Practices for finished pharmaceuticals promulgated by the FDA, as amended from time to time.

G. "MARKETING APPLICATION" means an application for marketing authorization which has not yet been approved by the FDA or other Regulatory Authority, including without limitation, FDA New Drug Application, FDA Abbreviated New Drug Application and other similar marketing applications promulgated by Regulatory Authorities.

H. "MANUFACTURE" or "MANUFACTURING" means to process, produce, package, label and test the Product in accordance with the Specifications and the terms and conditions set forth in the Contract Service Agreement and this Agreement.

I. "MARKETING AUTHORIZATIONS" means any approved application for marketing authorization, including without limitation, FDA New Drug Application, FDA Abbreviated New Drug Application, and other similar marketing authorizations promulgated by Regulatory Authorities.

J.       "OOS" means Out-Of-Specification.

K. "PRODUCT" means the Product identified on the first page of this Agreement.

L. "REGULATORY AUTHORITY" means any governmental or regulatory body, court or arbitrator, including the U.S. Environmental Protection Agency and the FDA.

M. "SPECIFICATIONS" means the procedures, requirements, standards, quality control testing, other data and scope of services set forth in the LSA.


* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

N. "STANDARD OPERATING PROCEDURES" or "SOPS" shall mean the standard operating procedures in effect at PharmPro which have been approved by the PharmPro Quality Assurance department and which are applicable to the Manufacturing.

O.       "TERRITORY"   means  the  United   States  and  its   territories   and
         possessions, including Puerto Rico.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first stated above.

                                     SYNOVICS LABORATORIES, INC.


                                     By   /s/ Ronald Lane
                                          --------------------------------------

                                          Name:  Ronald Lane
                                          Title: CEO

                                     FLUID AIR, INC., doing business as PHARMPRO


                                     By   /s/ Martin Bender
                                          --------------------------------------
                                          Name:  Martin P. Bender
                                          Title: President



                             [CONFIDENTIAL GRAPHIC]



* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                   APPENDIX A

                       RESPONSIBILITY DELEGATION CHECKLIST


[*]



                             [CONFIDENTIAL GRAPHIC]



* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                   APPENDIX B

                        QUALITY ASSURANCE REPRESENTATIVES
                               CONTACT INFORMATION





FOR SYNOVICS:
-------------

Ronald Lane, CEO
Synovics Laboratories Inc.
2575 East Camelback Road
Suite 450
Phoenix, AZ  85016
Facsimile No.:  602 508 0115



FOR PHARMPRO:
-------------

Jim McAndrew
Vice President - Operations
Phone: 630-851-2550, Ext. 112
Fax:  630-851-2488
Email: jpm@fluidairinc.com


* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.